CONTACT: RF Micro Devices, Inc.
Dean Priddy or Doug DeLieto, 336-664-1233

RFMD ANNOUNCES RECORD SEPTEMBER QUARTERLY REVENUE

GREENSBORO, N.C. - October 11, 2005 - RF Micro Devices, Inc. (NASDAQ: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today announced that its September 2005 quarterly revenue will exceed its original guidance, which was provided on July 26, 2005.

Based upon its preliminary assessment of its financial results, RF Micro Devices announced its September 2005 quarterly revenue will be approximately $177 million, which exceeds its original guidance for revenue in the low- to mid-$170 million range.  RFMD attributes its record September quarterly revenue to both sequential growth and market share gains in the markets for cellular power amplifiers and cellular transceivers.  During the September quarter, RFMD's POLARIS™ TOTAL RADIO™ cellular transceiver chipsets grew sequentially in revenue and unit volume and represented more than 10% of quarterly revenue for the first time in Company history.

Bob Bruggeworth, president and CEO of RFMD, said "We achieved record revenue for the September quarter, and we entered the December quarter with record backlog.  We currently expect sequential revenue growth in the December quarter from power amplifiers, transceivers and Bluetooth® products.  We believe our markets remain healthy, and we're benefiting from the strong overall handset market, new product ramps and market share gains.  Of note, our transceiver chipset business represented more than 10% of our revenue in the September quarter and is currently expected to increase significantly in the December quarter.  Additionally, we anticipate RFMD will become the world's leading manufacturer of Front-End Modules (FEMs) in the December quarter. Share gains in transceivers and FEMs are allowing RFMD to capture increasing dollar content in the handset market."

RF Micro Devices will formally announce its September 2005 quarterly results and provide more detailed December 2005 quarterly guidance on October 25, 2005 at 4:00 p.m. Eastern Time.  The Company's October 25 quarterly conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or by going to http://www.rfmd.com and clicking on "Investor Info."  The conference call will also be available by dialing (480) 248-5081.  A replay of the conference call will be available by dialing (303) 590-3000 and entering pass code 11041687.

About RFMD

RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones.  The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers.  The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS).  The Company derives revenue from the sale of standard and custom-designed products.  The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth® products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment.  The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity.  RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, our assembly facility and our test, tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust  production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC.  BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

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